UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020 (June 8, 2020)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2020, At Home Holding III Inc. and At Home Stores LLC (collectively, the “Borrowers”), each of which is a wholly owned subsidiary of At Home Group Inc. (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Bank of America, N.A., in its capacity as administrative agent (the “Administrative Agent”), and certain lenders (collectively, the “Lenders”) party to that certain Credit Agreement, dated as of October 5, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), among the Borrowers, the guarantors party thereto, the Administrative Agent and the other lenders party thereto.

In the Letter Agreement, the Administrative Agent and the Lenders consented to an extension of the deadline contained in the Credit Agreement for delivery by the Borrowers of required financial statements for the Company’s fiscal quarter ended April 25, 2020 (the “April 2020 Financials”) to the later to occur of (x) June 24, 2020 and (y) the date that the April 2020 Financials are required to be delivered pursuant to the First Lien Loan Documents (as defined in the Credit Agreement) (provided that the date provided for in this clause (y) is no later than July 20, 2020, the date such April 2020 Financials are required to be filed with the SEC pursuant to the SEC Order referenced in the Company’s Form 8-K filed with the SEC on June 4, 2020) (such later date, the “Extended Reporting Deadline”). The Letter Agreement provides that any failure to deliver the April 2020 Financials by the Extended Reporting Deadline shall result in an Event of Default under Section 8.01(c) of the Credit Agreement (without regard to the grace period set forth therein).

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit Number	Description

10.1

Letter Agreement, dated June 8, 2020, by and among At Home Holding III Inc. and At Home Stores LLC, with At Home Holding II Inc., as parent guarantor, certain of At Home Holding II Inc.’s indirect wholly owned domestic subsidiaries as subsidiary guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: June 12, 2020	By:	/s/ MARY JANE BROUSSARD
		Name:	Mary Jane Broussard
		Title:	Senior Vice President, General Counsel and Corporate Secretary

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